Exhibits 5.2 and 23.2

February 16, 2024

PEPSICO, INC.
700 Anderson Hill Road
Purchase, New York 10577

Ladies and Gentlemen:

We have acted as special North Carolina counsel to PepsiCo, Inc., a North Carolina corporation (“PepsiCo”) in connection with the Registration Statement on Form S-3 (File Nos. 333-277003 and 333-277003-01 ) filed by PepsiCo Singapore Financing I Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore (the “Issuer”), and PepsiCo with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), on February 12, 2024 (collectively, the “Registration Statement”) for the registration by (i) the Issuer of $300,000,000 aggregate principal amount of Floating Rate Notes due 2027 (the “2027 Floating Rate Notes”), $550,000,000 aggregate principal amount of 4.650% Senior Notes due 2027 (the “2027 Notes”), $450,000,000 aggregate principal amount of 4.550% Senior Notes due 2029 (the “2029 Notes”) and $450,000,000 aggregate principal amount of 4.700% Senior Notes due 2034 (the “2034 Notes,” and together with the 2027 Floating Rate Notes, 2027 Notes and 2029 Notes, the “Notes”) and (ii) PepsiCo of its guarantee in respect of the Notes (the “Guarantee” and, together with the Notes, the “Securities”). The Securities are to be issued pursuant to an Indenture (the “Indenture”) dated as of February 12, 2024 among the Issuer, PepsiCo and U.S. Bank Trust Company, National Association, as trustee, and to be sold pursuant to a Terms Agreement dated as of February 12, 2024 (incorporating the PepsiCo Singapore Underwriting Agreement Standard Provisions dated as of February 12, 2024, the “Terms Agreement”) among the Issuer, PepsiCo and the several underwriters named therein. This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

As PepsiCo’s special North Carolina counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of PepsiCo’s articles of incorporation and by-laws, each as amended to date, and minutes and records of the corporate proceedings of PepsiCo relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by PepsiCo, certificates of public officials and of representatives of PepsiCo, and statutes and other instruments and documents, as a basis for the opinion hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of PepsiCo with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of PepsiCo.

Based on and subject to the foregoing, we advise you that, in our opinion, the Indenture, including the Guarantee set forth in Article 14 thereof, and the Notes have been duly authorized by all necessary corporate action of PepsiCo, and the Indenture, including the Guarantee set forth in Article 14 thereof, and the Notes have been duly executed and delivered by PepsiCo.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by PepsiCo on the date hereof and to its incorporation by reference into the Registration Statement. In addition, we consent to any reference to the name of our firm under the caption “Legal Opinions” in the preliminary prospectus supplement dated February 12, 2024 and the prospectus supplement dated February 12, 2024, and under the caption “Validity of Securities” in the prospectus dated February 12, 2024, each of which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WOMBLE BOND DICKINSON (US) LLP
WOMBLE BOND DICKINSON (US) LLP

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